Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 23 to the Registration Statement on Form N-1A of Fidelity Exchange Fund, of our report dated February 4, 2000 on the financial statements and financial highlights included in the December 31, 1999 Annual Report to Shareholders of Fidelity Exchange Fund.

We further consent to the reference to our Firm under the heading
"Auditor" in the Part B of this Amendment.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
April 17, 2000